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                                                                      EXHIBIT 12



  Statement Re:  Computation of Ratio of Earnings to Fixed Charges (in 000's)

                                                                                             Pro Forma
                                                        Nine Months         Pro Forma       Nine Months
                      January 30 to   January 30 to        Ended           January 1 to         Ended
                      December 31,    September 30,    September 30,       December 31,     September 30,
                          1996           1996              1997               1996              1997
                      -------------   -------------    -------------       ------------     -------------
FIXED CHARGES

Interest Expense on
  Debt*                     818           94               8,918               23,831           18,003
Interest Element of
  Rental Expense             33           24                 182                   89              185
                         ------       ------             -------              -------          -------
                            851          118               9,100               23,920           18,188
                         ======       ======             =======              =======          =======


EARNINGS

Net Loss                 (3,535)      (1,245)            (19,768)             (44,854)         (32,296)
Fixed Charges               851          118               9,100               23,920           18,188
                         ------       ------             -------              -------          -------
                         (2,684)      (1,127)            (10,668)             (20,934)         (14,108)
                         ======       ======             =======              =======          =======


Ratio of Earnings
  to Fixed Charges            -            -                   -                    -                -
                         ======       ======             =======              =======          =======

Deficiency in Fixed
  Charges                 3,535        1,245              19,768               44,854           32,296
                         ======       ======             =======              =======          =======

* Includes Amortization of Debt Issuance Costs